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                                  EXHIBIT 21.1


                                ATMEL CORPORATION

                           SUBSIDIARIES OF REGISTRANT



        The following are the subsidiaries of the Registrant:

              Atmel Asia Limited, a Hong Kong corporation

              Atmel ES2, B.V., a Netherlands corporation

              Atmel ES2, S.A., a French corporation

              Atmel Finance Inc., a United States corporation

              Atmel (OY) Finland, a Finnish corporation

              Atmel Finland Development Center (OY), a Finnish corporation

              Atmel FSC, Inc. a Barbadian corporation

              Atmel GmbH, a German corporation

              Atmel Japan K.K., a Japanese corporation

              Atmel Korea Limited, a Korean corporation

              Atmel Research, a Cayman Islands corporation

              Atmel SARL, a French corporation

              Atmel Semiconductor Corporation, a United States corporation

              Atmel Singapore Pte. Limited, a Singaporean corporation

              Atmel Taiwan Limited, a Taiwanese corporation

              Atmel U.K. Limited, a United Kingdom corporation